UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2008
KEYNOTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-27241	94-3226488

(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)
(650) 403-2400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 8, 2008, the Board of Directors of Keynote Systems, Inc. (“Keynote”) adopted and approved, effective immediately, Amended and Restated Bylaws (the “Bylaws”). The Bylaws, as amended, add to the procedures for stockholders to propose business or nominations for the election of directors to be considered at annual meetings. The changes to these procedures include:
•	A change to the requirement for stockholders to provide advance notice of stockholder proposals or nominations at an annual meeting to provide that such advance notice shall be delivered to the principal executive office of Keynote not less than 75 days nor more than 105 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain conditions, provided, however that the deadline for proposals or nominations for the annual meeting to be held in 2009 shall be December 31, 2008; and

•	expand the required disclosure requirements for stockholders making proposals or nominations to include, among other things, all ownership interests, hedges, economic incentives and rights to vote any shares of any security of Keynote;
     A copy of the Bylaws is attached hereto as Exhibit 3.01 and incorporated herein by reference. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws.
Item 8.01 Other Events.
     On December 8, 2008, Keynote’s Board of Directors set the meeting and the record date for the 2009 Annual Meeting of Keynote. The record date will be January 15, 2009 and the date of the Annual Meeting will be February 27, 2009.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
3.01	Amended and Restated Bylaws

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.
Date: December 10, 2008	By:	/s/ Andrew Hamer
Andrew Hamer
Vice President and Chief Financial Officer

EXHIBIT INDEX
3.01	Amended and Restated Bylaws